UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 28, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

(1)   On November 28, 2007, Arcotronics Italia S.p.A. (“Arcotronics”), a wholly owned subsidiary of KEMET Electronics Corporation which, in turn, is a wholly owned subsidiary of KEMET Corporation (“KEMET” or the “Registrant”), entered into a Quota Purchase Agreement (the “Agreement”) with Morphic Business Development AB (“Morphic”), whereby Arcotronics sold to Morphic its 80% corporate capital share in Arcotronics Fuel Cells S.r.l.  In conjunction with the Agreement, Morphic paid to Arcotronics as consideration for the purchase of the aforementioned shares the amount of EUR 4,000,000.  As previously reported on Form 8-K, KEMET Electronics Corporation acquired 100% of the shares of Arcotronics in October 2007.

(2)   As previously announced on KEMET’s Current Report on Form 8-K dated October 23, 2007, KEMET’s former Senior Vice President and Chief of Staff, Dennis R. Constantine, retired from the Registrant effective October 31, 2007.  Effective November 1, 2007,   Mr. Constantine continued to be associated with the Registrant as a consultant.  On November 30, 2007, the Board of Directors approved the terms of a Confidential Consulting Agreement which became effective on December 1, 2007.  Under the terms of the Confidential Consulting Agreement, Mr. Constantine shall be paid a fee of $2,900 per day for each day he provides consulting services to the Registrant.  The agreement includes standard non-compete and indemnification provisions.  The agreement has no stated term and is cancellable by either party upon thirty (30) days prior written notice.  On November 30, 2007, the Board also approved the payment of consideration to Mr. Constantine for the consulting services provided by him during the month of November 2007 at the same rate stated in the Confidential Consulting Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 4, 2007

KEMET Corporation

/S/ DAVID E. GABLE

David E. Gable
Executive Vice President and
Chief Financial Officer